                               PRIME INCOME TRUST
                      OFFER TO PURCHASE FOR CASH 4,000,000
                  OF ITS ISSUED AND OUTSTANDING COMMON SHARES
                      AT NET ASSET VALUE PER COMMON SHARE
               THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
                WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME
              ON DECEMBER 15, 1995, UNLESS THE OFFER IS EXTENDED.

To the Holders of Common Shares of
PRIME INCOME TRUST:

    Prime Income Trust, a non-diversified, closed-end management investment company organized as a Massachusetts business trust (the "Trust") under the name "Allstate Prime Income Trust," is offering to purchase up to 4,000,000 of its common shares of beneficial interest, with par value of $.01 per share ("Common Shares"), for cash at a price (the "Purchase Price") equal to their net asset value ("NAV") computed as of 4:00 P.M. New York City time on December 15, 1995. The offer, proration period and withdrawal rights will expire at 12:00 midnight New York City time on December 15, 1995 (the "Initial Expiration Date"), unless extended (the Initial Expiration Date or the latest date to which the Offer is extended, the "Expiration Date"), upon the terms and conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). An Early Withdrawal Charge (as defined in Section 3) will be imposed on most Common Shares accepted for payment that have been held for four years or less. The Common Shares are not currently traded on an established trading market. The NAV on November 3, 1995 was $9.98 per Common Share. Through the Expiration Date, you can obtain current NAV quotations from Dean Witter InterCapital Inc. ("InterCapital") by calling (800) 869-3863 extension 61 between the hours of 8:30 A.M. and 6:00 P.M. New York City time, Monday through Friday, except holidays. See Section 9.

    The Offer is not conditioned upon the tender of any minimum number of Common Shares. If more than 4,000,000 Common Shares are tendered, no Common Shares may be purchased if (a) the Offer is not extended and the number of Common Shares for which tenders are sought is not increased to allow the purchase of such additional Common Shares or (b) the Trust elects not to purchase 4,000,000 of the tendered Common Shares on a pro rata basis. If more than 4,000,000 Common Shares are duly tendered prior to the expiration of the Offer, subject to the condition that there have been no material changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and in the other conditions set forth in Section 6, the Trust will either extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 4,000,000 (or such larger number of Common Shares sought) of the Common Shares tendered on a pro rata basis.

                  THIS OFFER IS BEING MADE TO ALL SHAREHOLDERS
                  OF THE TRUST AND IS NOT CONDITIONED UPON ANY
                MINIMUM NUMBER OF COMMON SHARES BEING TENDERED.

                            THIS OFFER IS SUBJECT TO
                       CERTAIN CONDITIONS. SEE SECTION 6.
                                   IMPORTANT

    If you desire to tender Common Shares, have a brokerage account at Dean Witter Reynolds Inc. ("DWR") and your Common Shares are not evidenced by certificates in your possession you may, if you wish, contact your account executive and request that he or she effect the tender on your behalf. If you elect to tender Common Shares through your account executive, you do NOT have to complete the Letter of Transmittal. If you do not have a brokerage account at DWR or if your Common Shares are evidenced by certificates in your possession or you do not wish to tender Common Shares through your account executive, all or any portion of your Common Shares may be tendered only by completing and signing the Letter of Transmittal and mailing or delivering it along with any Common Share certificate(s) and any other required documents to Dean Witter Trust Company (the "Depositary").

    NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

    NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE TRUST AS TO WHETHER SHAREHOLDERS SHOULD TENDER COMMON SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST.

    Requests for additional copies of this Offer to Purchase and the Letter of Transmittal should be directed to Dean Witter Trust Company at the addresses and telephone number set forth below. Questions and requests for assistance may be directed to DWR at the telephone number set forth below.

November 15, 1995                         PRIME INCOME TRUST
Dean Witter InterCapital Inc.             Depositary: Dean Witter Trust Company
(800) 869-3863
extension 61                              By Mail:
                                          Dean Witter Trust Company
                                          P.O. Box 984
                                          Jersey City, New Jersey 07303

                                          By Hand Delivery or Courier:
                                          Dean Witter Trust Company
                                          Harborside Financial Center,
                                          Plaza Two
                                          Jersey City, New Jersey 07311
                                          Attn: Prime Income Trust

                                          Telephone: (800) 869-NEWS
                                                    Extension 0

                               TABLE OF CONTENTS

SECTION                                                      PAGE
--------                                                     -----
     1.  Price; Number of Common Shares....................     4
     2.  Procedure for Tendering Common Shares.............     4
     3.  Early Withdrawal Charge...........................     6
     4.  Withdrawal Rights.................................     7
     5.  Payment for Shares................................     7
     6.  Certain Conditions of the Offer...................     8
     7.  Purpose of the Offer..............................     8
     8.  Plans or Proposals of the Trust...................     9
     9.  Price Range of Common Shares; Dividends...........     9
    10.  Interest of Trustees and Executive Officers;
          Transactions and Arrangements Concerning the
          Common Shares....................................     9
    11.  Certain Effects of the Offer......................    10
    12.  Source and Amount of Funds........................    10
    13.  Certain Information about the Trust...............    10
    14.  Additional Information............................    11
    15.  Certain Federal Income Tax Consequences...........    11
    16.  Extension of Tender Period; Termination;
          Amendments.......................................    11
    17.  Miscellaneous.....................................    12
    18.  Financial Statements--September 30, 1995..........    13
    19.  Financial Statements--September 30, 1994..........    30

    1.   PRICE;  NUMBER OF COMMON  SHARES.  The  Trust will, upon  the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) 4,000,000 or such lesser number of its issued and outstanding Common Shares which are properly tendered (and not withdrawn in accordance with Section
4) prior to 12:00 A.M., midnight, New York City time, on December 15, 1995 (such time and date being hereinafter called the "Initial Expiration Date"). The Trust reserves the right to extend the Offer. See Section 16. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The purchase price of the Common Shares will be their NAV computed as of 4:00 P.M. New York City time on the Expiration Date. The NAV on November 3, 1995 was $9.98 per Common Share. You can obtain current NAV quotations from Dean Witter InterCapital Inc. ("InterCapital") by calling (800) 869-3863 extension 61 during normal business hours. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid on Common Shares tendered pursuant to the Offer. See Section 9. The Trust will not pay interest on the purchase price under any circumstances. AN EARLY WITHDRAWAL CHARGE WILL BE IMPOSED ON MOST COMMON SHARES ACCEPTED FOR PAYMENT THAT HAVE BEEN HELD FOR FOUR YEARS OR LESS. SEE SECTION 3.

    The Offer is being made to all shareholders of the Trust and is not conditioned upon any minimum number of Common Shares being tendered. If the number of Common Shares properly tendered prior to the Expiration Date and not withdrawn is less than or equal to 4,000,000 Common Shares (or such greater number of Common Shares as the Trust may elect to purchase pursuant to the Offer), the Trust will, upon the terms and subject to the conditions of the Offer, purchase at NAV all Common Shares so tendered. If more than 4,000,000 Common Shares are duly tendered prior to the expiration of the Offer and not withdrawn, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, the Trust will either extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 4,000,000 (or such larger number of Common Shares sought) of the Common Shares tendered on a pro rata basis.

    On November 3, 1995, there were approximately 55,383,226 Common Shares issued and outstanding and there were approximately 28,627 holders of record of Common Shares. The Trust has been advised that no trustees, officers or affiliates of the Trust intend to tender any Common Shares pursuant to the Offer.

    The Trust reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. See Section 16. There can be no assurance, however, that the Trust will exercise its right to extend the Offer. If the Trust decides, in its sole discretion, to increase (except for any increase not in excess of 2% of the outstanding Common Shares) or decrease the number of Common Shares being sought and, at the time that notice of such increase or decrease is first published, sent or given to holders of Common Shares in the manner specified below, the Offer is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first so published, sent or given, the Offer will be extended at least until the end of such ten business day period.

    2.  PROCEDURE FOR TENDERING COMMON SHARES.
    PROPER TENDER OF COMMON SHARES. If you have a brokerage account at DWR and your Common Shares are not evidenced by certificates in your possession, you may contact your account executive and request that he or she tender your Common Shares to the Depositary on your behalf. If you choose to have your account executive tender your Common Shares, you do not have to submit any documents to the Depositary. If you do not wish to have your account executive tender your Common Shares or you do not have a brokerage account at DWR or you have certificates for Common Shares in your possession, for Common Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, any certificates for such Common Shares, and any other documents required by the Letter of Transmittal, must be received on or before the Expiration Date by the Depositary at its address set forth on page 2 of this Offer to Purchase.

    It is a violation of Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 14e-4 promulgated thereunder, for a person to tender Common Shares for such person's own account unless the person so tendering (a) owns such Common Shares or (b) owns other securities convertible into or exchangeable for such Common Shares or owns an option, warrant or right to purchase such Common Shares and intends to acquire Common Shares for tender by conversion, exchange or exercise of such option, warrant or right.

    Section 10(b) and Rule 10b-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

    The acceptance of Common Shares by the Trust for payment will constitute a binding agreement between the tendering shareholder and the Trust upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation that (i) such shareholder owns the Common Shares being tendered within the meaning of Rule 10b-4 promulgated under the Exchange Act and (ii) the tender of such Common Shares complies with Rule 10b-4.

    SIGNATURE GUARANTEES AND METHOD OF DELIVERY (only applicable if you are a shareholder not tendering Common Shares through your DWR account executive). Signatures on the Letter of Transmittal are not required to be guaranteed unless
(1) the Letter of Transmittal is signed by someone other than the registered holder of the Common Shares tendered therewith, or (2) payment for tendered Common Shares is to be sent to a payee other than the registered owner of such Common Shares and/or to an address other than the registered address of the registered owner of the Common Shares. In those instances, all signatures on the Letter of Transmittal must be guaranteed by an eligible guarantor acceptable to the Depositary (an "Eligible Guarantor") (shareholders should contact the Depositary for a determination as to whether a particular institution is such an Eligible Guarantor). If Common Shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal or if payment is to be made to, unpurchased Common Shares are to be registered in the name of, or any certificates for unpurchased Common Shares are to be returned to any person other than the registered owner, then the Letter of Transmittal and, if applicable, the tendered Common Share certificates must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name or names appear on the registration of the Common Shares with the signatures on the certificates or authorizations guaranteed by an Eligible Guarantor. See Instructions 1 and 5 of the Letter of Transmittal.

    Payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made (i) if you have tendered Common Shares directly to the Depositary, only after receipt by the Depositary on or before the Expiration Date of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal or (ii) if you have requested DWR to tender Common Shares on your behalf, only after receipt by the Depositary on or before the Expiration Date of a notice from DWR containing your name and the number of Common Shares tendered. If your Common Shares are evidenced by certificates, those certificates must be received by the Depositary on or prior to the Expiration Date.

    The method of delivery of any documents, including certificates for Common Shares, is at the election and risk of the party tendering Common Shares. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

    DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Trust, in its sole discretion, whose determination shall be final and binding. The Trust reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Common Shares or any particular shareholder, and the Trust's interpretations of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such times as the Trust shall determine. Tendered Common Shares will not be accepted for payment unless the defects or irregularities have been cured within such time or waived. Neither the Trust, DWR, the Depositary nor any other person shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

    FEDERAL INCOME TAX WITHHOLDING. To prevent backup federal income tax withholding equal to 31% of the gross payments made pursuant to the Offer, each shareholder who has not previously submitted a Substitute Form W-9 to the Trust or does not otherwise establish an exemption from such withholding must notify the Depositary of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal. Foreign shareholders who are individuals and who have not previously submitted a Form W-8 to the Trust must do so in order to avoid backup withholding.

    The Depositary will withhold 30% of the gross payments payable to a foreign shareholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding does not exempt a foreign shareholder from the 30% withholding). For this purpose, a foreign shareholder, in general, is a shareholder that is not
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income. The Depositary will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the shareholder's address and to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A foreign shareholder who has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid over-withholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 or is otherwise able to establish that no tax or a reduced amount of tax was due.

    For a discussion of certain other federal income tax consequences to tendering shareholders, see Section 15.

    3. EARLY WITHDRAWAL CHARGE. The Depositary will impose an early withdrawal charge (the "Early Withdrawal Charge") on most Common Shares accepted for payment which have been held for four years or less. The Early Withdrawal Charge will be imposed on a number of Common Shares accepted for payment from a record holder of Common Shares the value of which exceeds the aggregate value at the time the tendered Common Shares are accepted for payment of (a) all Common Shares owned by such holder that were purchased more than four years prior to such acceptance, (b) all Common Shares owned by such holder that were acquired through reinvestment of dividends and distributions, and (c) the increase, if any, of value of all other Common Shares owned by such holder (namely, those purchased within the four years preceding acceptance for payment) over the purchase price of such Common Shares. The Early Withdrawal Charge will be paid to InterCapital on behalf of the holder of the Common Shares. In determining whether an Early Withdrawal Charge is payable, Common Shares accepted for payment pursuant to the Offer shall be deemed to be those Common Shares purchased earliest by the shareholder. Any Early Withdrawal Charge which is required to be imposed will be made in accordance with the following schedule.

                                                       EARLY
                     YEAR OF REPURCHASE              WITHDRAWAL
                       AFTER PURCHASE                  CHARGE
          ----------------------------------------  ------------
          First...................................       3.0%
          Second..................................       2.5%
          Third...................................       2.0%
          Fourth..................................       1.0%
          Fifth and following.....................       0.0%

    The following example will illustrate the operation of the Early Withdrawal Charge. Assume that an investor purchases $1000 worth of the Trust's Common Shares for cash and that 21 months later the value of the account has grown through the reinvestment of dividends and capital appreciation to $1,200. The investor then may submit for repurchase pursuant to a tender offer up to $200 worth of Common Shares without incurring an Early Withdrawal Charge. If the investor should submit for repurchase pursuant to a tender offer $500 worth of Common Shares, an Early Withdrawal Charge would be imposed on $300 worth of the Common Shares submitted. The charge would be imposed at the rate of 2.5% because it is in the second year after the purchase was made and the charge would be $7.50.

    4. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 4, tenders of Common Shares made pursuant to the Offer will be irrevocable. If you desire to withdraw Common Shares tendered on your behalf by DWR, you may withdraw by contacting your DWR account executive and instructing him or her to withdraw such Common Shares. You may withdraw Common Shares tendered at any time prior to the Expiration Date and, if the Common Shares have not yet been accepted for payment by the Trust, at any time after 12:01 A.M., New York City time, on January 17, 1996.

    To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at the address set forth on page 2 of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Common Shares to be withdrawn, the number of Common Shares to be withdrawn, and, if certificates representing such Common Shares have been delivered or otherwise identified to the Depositary, the name of the registered holder(s) of such Common Shares as set forth in such certificates if different from the name of the person tendering such Common Shares. If certificates have been delivered to the Depositary, then, prior to the release of such certificates, you must also submit the certificate numbers shown on the particular certificates evidencing such Common Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Guarantor.

    All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Trust in its sole discretion, whose determination shall be final and binding. None of the Trust, DWR, the Depositary or any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice. Common Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Common Shares may be retendered by following the procedures described in Section 2 prior to the Expiration Date.

    5. PAYMENT FOR SHARES. For purposes of the Offer, the Trust will be deemed to have accepted for payment (and thereby purchased) Common Shares which are tendered and not withdrawn when, as and if it gives oral or written notice to the Depositary of its acceptance of such Common Shares for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, the Trust will, promptly after the Expiration Date, accept for payment (and thereby purchase) Common Shares properly tendered prior to the Expiration Date.

    Payment for Common Shares purchased pursuant to the Offer will be made by the Depositary out of funds made available to it by the Trust. The Depositary will act as agent for tendering shareholders for the purpose of effecting payment to the tendering shareholders. If your tender of Common Shares is effected through DWR, payment for Common Shares will be deposited directly to your DWR brokerage account. In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made (i) if you have requested DWR to tender Common Shares on your behalf, only after timely receipt by the Depositary of a notice from DWR containing your name and the number of Common Shares tendered or (ii) if you have tendered Common Shares directly to the Depositary, only after timely receipt by the Depositary, as required pursuant to the Offer, of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any certificates representing such Common Shares, if issued, and any other required documents. Certificates for Common Shares not purchased (see Sections 1 and 6), or for Common Shares not tendered included in certificates forwarded to the Depositary, will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering shareholder.

    The Trust will pay all transfer taxes, if any, payable on the transfer to it of Common Shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of any person other than the registered holder, or if tendered certificates, if any, are registered or the Common Shares tendered are held in the name of any person other than the person signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer. The Trust will not pay any interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for four years or less. See Section 3. In addition, if certain events occur, the Trust may not be obligated to purchase Common Shares pursuant to the Offer. See Section 6.

    Any tendering shareholder or other payee who has not previously submitted a completed and signed Substitute Form W-9 and who fails to complete fully and sign the Substitute Form W-9 in the Letter of Transmittal may be subject to required federal income tax withholding of 31% of the gross proceeds paid to such shareholder or other payee pursuant to the Offer. See Section 2.

    6. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, the Trust shall not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, the purchase of and payment for Common Shares tendered, if at any time at or before the time of purchase of any such Common Shares, any of the following events shall have occurred (or shall have been determined by the Trust to have occurred) which, in the Trust's sole judgment in any such case and regardless of the circumstances (including any action or omission to act by the Trust), makes it inadvisable to proceed with the Offer or with such purchase or payment: (1) a secondary market develops for the Common Shares; (2) in the reasonable business judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust; (3) such transactions, if consummated, would (a) impair the Trust's status as a regulated investment company under the Internal Revenue Code (which would make the Fund a taxable entity, causing the Fund's taxable income to be taxed at the Trust level) or (b) result in a failure to comply with applicable asset coverage requirements; or (4) there is, in the Board of Trustees' judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Trust, (b) suspension of or limitation on prices for trading securities generally on the New York Stock Exchange, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State, (d) limitation affecting the Trust or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (f) other event or condition which would have a material adverse effect on the Trust or the holders of its Common Shares if the tendered Common Shares are purchased.

    The foregoing conditions are for the Trust's sole benefit and may be asserted by the Trust regardless of the circumstances giving rise to any such condition (including any action or inaction by the Trust), and any such condition may be waived by the Trust in whole or in part, at any time and from time to time in its sole discretion. The Trust's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Trust concerning the events described in this Section 6 shall be final and shall be binding on all parties.

    If the Trust determines to terminate or amend the Offer or to postpone the acceptance for payment of or payment for Common Shares tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided in Section 16. Moreover, in the event any of the foregoing conditions are modified or waived in whole or in part at any time, the Trust will promptly make a public announcement of such waiver and may, depending on the materiality of the modification or waiver, extend the Offer period as provided in Section 16.

    7. PURPOSE OF THE OFFER. The Trust currently does not believe that an active secondary market for its Common Shares exists or is likely to develop. In recognition of the possibility that a secondary market may not develop for the Common Shares of the Trust, or, if such a market were to develop, that the Common Shares might trade at a discount, the Trustees have determined that it would be in the best interest of its shareholders for the Trust to take action to attempt to provide liquidity to shareholders or to reduce or eliminate any future market value discount from NAV that might otherwise exist, respectively. To that end, the Trustees presently intend each quarter to consider making a tender offer to purchase Common Shares at their NAV. The purpose of this Offer is to attempt to provide liquidity to the holders of Common Shares. There can be no assurance that this Offer will provide sufficient liquidity to all holders of Common Shares that desire to sell their Common Shares or that the Trust will make any such tender offer in the future.

    NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

    8. PLANS OR PROPOSALS OF THE TRUST. The Trust has no present plans or proposals which relate to or would result in any extraordinary transaction such as a merger, reorganization or liquidation involving the Trust; a sale or transfer of a material amount of assets of the Trust other than in its ordinary course of business; any material changes in the Trust's present capitalization (except as resulting from the Offer or otherwise set forth herein); or any other material changes in the Trust's structure or business.

    9. PRICE RANGE OF COMMON SHARES; DIVIDENDS. The Trust's NAV per Common Share on November 3, 1995 was $9.98. You can obtain current NAV quotations from InterCapital by calling (800) 869-3863 extension 61. The Trust offers and sells its Common Shares to the public on a continuous basis through Dean Witter Distributors Inc. (the "Distributor") as principal underwriter. The Trust is not aware of any secondary market trading for the Common Shares. Dividends on the Common Shares are declared daily and paid monthly. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer.

    10. INTEREST OF TRUSTEES AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE COMMON SHARES. As of November 3, 1995 the Trustees and executive officers of the Trust as a group beneficially owned no Common Shares. The Trust has been informed that no Trustee or executive officer of the Trust intends to tender any Common Shares pursuant to the Offer.

    Except as set forth in this Section 10, based upon the Trust's records and upon information provided to the Trust by its Trustees, executive officers and affiliates (as such term is used in the Exchange Act), neither the Trust nor, to the best of the Trust's knowledge, any of the Trustees or executive officers of the Trust, nor any associates of any of the foregoing, has effected any transactions in the Common Shares during the forty business day period prior to the date hereof.

    Except as set forth in this Offer to Purchase, neither the Trust nor, to the best of the Trust's knowledge, any of its affiliates, Trustees or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Trust (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

    The Trust is a party to a Hold Harmless Agreement with DWR pursuant to which DWR indemnifies the Trust from any loss it may suffer as a result of the use of DWR to effect a tender or withdrawal of Common Shares on behalf of its customers.

    The Trust and the Depositary have entered into a Depositary Agreement dated as of November 3, 1995, pursuant to which the Depositary will perform services for the Trust in connection with the tender and withdrawal of Common Shares pursuant to the Offer.

    The Trust currently is a party to an Investment Advisory Agreement with InterCapital (the "Adviser") under which the Trust accrues daily and pays monthly to the Adviser an investment advisory fee equal to 0.90% of the average daily net assets of the Trust up to $500 million, and 0.85% of the portion of average daily net assets over $500 million. The Trust also is a party to an Administration Agreement with Dean

Witter Services Company, Inc., a wholly owned subsidiary of InterCapital (the "Administrator") and a Distribution Agreement with the Distributor. Under the Administration Agreement, the Trust pays the Administrator a monthly fee at the annualized rate of .25% of the Trust's average daily net assets. Under the Distribution Agreement, the Trust offers and sells its Common Shares to the public on a continuous basis through the Distributor as principal underwriter.

    11. CERTAIN EFFECTS OF THE OFFER. The purchase of Common Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Trust of shareholders who do not tender their Common Shares. If you retain your Common Shares you will be subject to any increased risks that may result from the reduction in the Trust's aggregate assets resulting from payment for the tendered Common Shares (e.g., greater volatility due to decreased diversification and higher expenses). However, the Trust believes that since the Trust is engaged in a continuous offering of the Common Shares, those risks would be reduced to the extent new Common Shares of the Trust are sold. All Common Shares purchased by the Trust pursuant to the Offer will be held in treasury pending disposition.

    12. SOURCE AND AMOUNT OF FUNDS. The total cost to the Trust of purchasing 4,000,000 Common Shares pursuant to the Offer will be approximately $39,920,000 (assuming a NAV of $9.98 per Common Share on the Expiration Date) plus the expenses incurred by the Trust in connection with the Offer. The Trust anticipates that the Purchase Price for any Common Shares acquired pursuant to the Offer will first be derived from cash on hand, such as proceeds from sales of new Common Shares of the Trust and specified pay-downs from the participation interests in senior corporate loans which it has acquired, and then from the proceeds from the sale of cash equivalents held by the Trust. Although the Trust is authorized to borrow money to finance the repurchase of Common Shares, the Trustees believe that the Trust has sufficient liquidity to purchase the Common Shares tendered pursuant to the Offer without utilizing such borrowing. However, if, in the judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust to pay for tendered Common Shares, the Trust may terminate the Offer. See Section 6.

    13. CERTAIN INFORMATION ABOUT THE TRUST. The Trust was organized as a Massachusetts business trust, under the name "Allstate Prime Income Trust", on August 17, 1989 and is a non-diversified, closed-end management investment company under the Investment Company Act of 1940. The name was changed to its present form effective March 1, 1993. The Trust seeks a high level of current income consistent with the preservation of capital by investing in a professionally managed portfolio of interests in floating or variable rate senior loans ("Senior Loans") to corporations, partnerships and other entities ("Borrowers"). Senior Loans may take the form of syndicated loans or of debt obligations of Borrowers issued directly to investors in the form of debt securities ("Senior Notes"). Although the Trust's NAV will vary, the Trust's policy of acquiring interests in floating or variable rate Senior Loans is expected to minimize fluctuations in the Trust's NAV as a result of changes in interest rates. Senior Loans in which the Trust invests generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally the prime rate offered by a major United States bank ("Prime Rate"), the London Inter-Bank Offered Rate, the certificate of deposit rate or other base lending rates used by commercial lenders. The Trust seeks to achieve over time an effective yield that will exceed money market rates and will track the movements in the published Prime Rate of major United States banks, although it may not equal the Prime Rate. The Senior Loans in the Trust's portfolio at all times have a dollar-weighted average time until next interest rate redetermination of 90 days or less. As a result, as short-term interest rates increase, the interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, the interest payable to the Trust on its investments in Senior Loans should decrease. The amount of time required to pass before the Trust realizes the effects of changing short-term market interest rates on its portfolio varies with the dollar-weighted average time until next interest rate redetermination on securities in the Trust's portfolio.

    The Trust has registered as a "non-diversified" investment company so that, subject to its investment restrictions, it is able to invest more than 5% of the value of its assets in the obligations of any single issuer, including Senior Loans of a single Borrower or participations in Senior Loans purchased from a single lender or selling participant. However, the Trust does not intend to invest more than 10% of the value of its total assets in interests in Senior Loans of a single Borrower. To the extent the Trust invests its assets in obligations of a more limited number of issuers than a diversified investment company, the Trust will be more susceptible than a more widely diversified investment company to any single corporate, economic, political or regulatory occurrence.

    The principal executive offices of the Trust are located at Two World Trade Center, New York, N.Y. 10048.

    Reference is hereby made to Section 9 of this Offer to Purchase and the financial statements attached hereto as Exhibit A which are incorporated herein by reference.

    14. ADDITIONAL INFORMATION. The Trust has filed a statement on Schedule 13E-4 with the Securities and Exchange Commission (the "Commission") which includes certain additional information relating to the Offer. Such material may be inspected and copied at prescribed rates at the Commission's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 10549 and 75 Park Place, New York, New York 10007. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

    15. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of a sale of Common Shares pursuant to the Offer. Shareholders should consult their own tax advisers regarding the tax consequences of a sale of Common Shares pursuant to the Offer, as well as the effects of state, local and foreign tax laws. See also "Federal Income Tax Withholding," supra.

    The sale of Common Shares pursuant to the Offer will be a taxable transaction for Federal income tax purposes, either as a "sale or exchange," or under certain circumstances, as a "dividend." Under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a sale of Common Shares pursuant to the Offer generally will be treated as a "sale or exchange" if the receipt of cash: (a) results in a "complete termination" of the shareholder's interest in the Trust, (b) is "substantially disproportionate" with respect to the shareholder, or (c) is "not essentially equivalent to a dividend" with respect to the shareholder. In determining whether any of these tests has been met, Common Shares actually owned, as well as Common Shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. If any of these three tests for "sale or exchange" treatment is met, a shareholder will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Offer and the tax basis of the Common Shares sold. If such Common Shares are held as a capital asset, the gain or loss will be a capital gain or loss.

    If none of the tests set forth in Section 302(b) of the Code is met, amounts received by a shareholder who sells Common Shares pursuant to the Offer will be taxable to the shareholder as a "dividend" to the extent of such shareholder's allocable share of the Trust's current or accumulated earnings or profits, and the excess of such amounts received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the shareholder's tax basis in the Common Shares sold pursuant to the Offer) and any amounts in excess of the shareholder's tax basis would constitute taxable gain. If the amounts received by a tendering Shareholder are treated as a "dividend", the tax basis in the Common Shares tendered to the Trust will be transferred to any remaining Common Shares held by such shareholder. In addition, if a tender of Common Shares is treated as a "dividend" to a tendering shareholder, the Internal Revenue Service may take the position that a constructive distribution under Section 305(c) of the Code may result to a shareholder whose proportionate interest in the earnings and assets of the Trust has been increased by such tender.

    16. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS. The Trust reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by making a public announcement thereof. In the event that the Trust so elects to extend the tender period, the NAV for the Common Shares tendered will be computed as of 4:00 P.M. New York City time on the Expiration Date, as extended. During any such extension, all Common Shares previously tendered and not purchased or withdrawn will remain subject to the Offer. The Trust also reserves the right, at any time and from time to time up to and including the Expiration Date, to (a) terminate the Offer and not to purchase or pay for any Common Shares or, subject to applicable law, postpone payment for Common Shares upon the occurrence of any of the conditions specified in Section 6 and (b) amend the Offer in any respect by making a public announcement thereof. Such public announcement will be issued no later than 9:00 A.M. New York City time on the next business day after the previously scheduled Expiration Date and will disclose the approximate number of Common Shares tendered as of that date. Without limiting the manner in which the Trust may choose to make a public announcement of extension, termination or amendment, except as provided by applicable law (including Rule 13e-4(e)(2)), the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement.

    If the Trust materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Trust will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Trust increases or decreases the price to be paid for Common Shares, or the Trust increases the number of Common Shares being sought by an amount exceeding 2% of the outstanding Common Shares, or the Trust decreases the number of Common Shares being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended at least until the expiration of such period of ten business days.

    17. MISCELLANEOUS. The Offer is not being made to, nor will the Trust accept tenders from, owners of Common Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Trust is not aware of any jurisdiction in which the making of the Offer or the tender of Common Shares would not be in compliance with the laws of such jurisdiction. However, the Trust reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Trust makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Trust believes that the exclusions of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Trust's behalf by Dean Witter Reynolds Inc.

                                          Prime Income Trust
November 15, 1995

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1995

 PRINCIPAL
 AMOUNT IN                                                INTEREST        MATURITY
 THOUSANDS                                                  RATE            DATE          VALUE
----------------------------------------------------------------------------------------------------

             SENIOR COLLATERALIZED LOANS (a) (94.0%)
             ADVERTISING (1.4%)
 $   7,250   Eller Media Company
             Term Loan.............................         9.07 %         12/21/03  $     7,249,637
                                                                                     ---------------
             AEROSPACE (0.9%)
     1,682   Gulfstream Aerospace Corp. Term
             Loan..................................         7.88           03/31/97        1,681,561
     2,900   Gulfstream Aerospace Corp. Term
             Loan..................................         8.80           03/31/98        2,899,333
                                                                                     ---------------
                                                                                           4,580,894
                                                                                     ---------------
             AIRLINES (2.8%)
     5,213   AeroMexico 1994-I U.S. Receivables
             Trust Term Loan (Mexico)+.............         9.94           07/31/99        5,212,297
     2,365   Northwest Airlines, Inc. Term Loan
             (Participation: First National Bank of
             Chicago) (b)..........................         9.13           09/15/97        2,364,819
     6,805   Northwest Airlines, Inc.
             Term Loan.............................         9.13           09/15/97        6,805,554
                                                                                     ---------------
                                                                                          14,382,670
                                                                                     ---------------
             APPAREL (2.5%)
       960   Anvil Knitwear, Inc. Term Loan........         8.38           02/03/01          959,824
     3,987   Anvil Knitwear, Inc. Term Loan........  9.13 to 10.75         02/02/02        3,985,739
     4,888   Hosiery Corporation of America, Inc.
             Term Loan.............................        9.13 to 9.19    07/31/01        4,885,367
        96   London Fog Industries, Inc. Term Loan
             (d)...................................                        05/31/02           91,550
     2,823   London Fog Industries, Inc. Term
             Loan..................................            9.75    ++   05/31/02       2,681,831
       580   London Fog Industries, Inc. Term Loan
             (c)...................................           12.50        05/31/02          551,691
                                                                                     ---------------
                                                                                          13,156,002
                                                                                     ---------------
             BEVERAGES (1.9%)
     4,000   Select Beverages, Inc.
             Term Loan.............................            9.13        06/30/01        3,999,480
     6,000   Select Beverages, Inc.
             Term Loan.............................            9.38        06/30/02        5,999,220
                                                                                     ---------------
                                                                                           9,998,700
                                                                                     ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1995, CONTINUED

 PRINCIPAL
 AMOUNT IN                                                INTEREST        MATURITY
 THOUSANDS                                                  RATE            DATE          VALUE
----------------------------------------------------------------------------------------------------
             BREWERS (1.9%)
 $   5,000   G. Heileman Brewing Company, Inc. Term
             Loan..................................  8.50 to 8.63%         12/31/98  $     4,996,354
     5,000   G. Heileman Brewing Company, Inc. Term
             Loan (Participation: Bankers Trust)
             (b)...................................            9.69        12/31/00        5,000,300
                                                                                     ---------------
                                                                                           9,996,654
                                                                                     ---------------
             BROADCAST MEDIA (3.0%)
     6,930   Silver King Communications, Inc.
             Term Loan.............................            8.88        07/31/02        6,929,168
     3,897   U.S. Radio Holdings, Inc.
             Term Loan.............................        8.88 to 9.00    12/31/01        3,897,387
     5,003   U.S. Radio Holdings, Inc.
             Term Loan.............................       9.88 to 11.75    09/20/03        5,003,271
                                                                                     ---------------
                                                                                          15,829,826
                                                                                     ---------------
             BUILDING MATERIALS (2.9%)
    15,000   National Gypsum Company Term Loan.....            8.84        09/30/03       14,999,550
                                                                                     ---------------
             CABLE TELEVISION EQUIPMENT (1.0%)
     5,000   Marcus Cable Operating Co. L.P. Term
             Loan..................................            8.69        04/30/04        4,999,450
                                                                                     ---------------
             CABLE/CELLULAR (1.7%)
     8,750   Paging Network, Inc. Term Loan........            9.45        03/31/02        8,750,875
                                                                                     ---------------
             CONSUMER PRODUCTS (1.9%)
    10,000   Revlon Consumer Products Corp.
             Term Loan.............................            9.31        06/30/97        9,992,000
                                                                                     ---------------
             CONTAINERS (3.3%)
    17,000   Silgan Corporation Term Loan..........        8.88 to 8.94    03/15/02       16,996,979
                                                                                     ---------------
             CONTAINERS - PAPERS (1.2%)
     6,500   Stone Container Corp.
             Term Loan.............................            9.25        10/01/03        6,500,000
                                                                                     ---------------
             CONVENIENCE STORES (2.0%)
    10,333   Cumberland Farms, Inc.
             Term Loan (Participation:
             Merrill Lynch) (b)....................            9.25        12/31/98       10,332,710
                                                                                     ---------------
             COSMETICS (1.0%)
     5,000   Mary Kay Cosmetics, Inc.
             Term Loan.............................        9.38 to 9.88    12/06/02        4,999,432
                                                                                     ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1995, CONTINUED

 PRINCIPAL
 AMOUNT IN                                                INTEREST        MATURITY
 THOUSANDS                                                  RATE            DATE          VALUE
----------------------------------------------------------------------------------------------------
             DRUG STORES (2.1%)
 $   7,500   Duane Reade, Inc. Term Loan...........         9.88 %         12/31/99  $     7,497,975
     3,549   M & H Drugs, Inc. Term Loan...........        10.13           09/01/96        3,548,835
                                                                                     ---------------
                                                                                          11,046,810
                                                                                     ---------------
             ELECTRONICS (0.8%)
     4,026   Sperry Marine, Inc. Term Loan.........  9.13 to 9.69          11/12/00        4,023,371
                                                                                     ---------------
             ENTERTAINMENT (1.9%)
    10,000   Harrah's Jazz Co. & Finance Corp. Term
             Loan..................................        9.13 to 9.19    09/30/99        9,996,167
                                                                                     ---------------
             ENTERTAINMENT & LEISURE (2.3%)
    12,010   Six Flags Theme Parks, Inc. Term
             Loan..................................        8.88 to 9.00    06/23/03       12,002,899
                                                                                     ---------------
             EQUIPMENT (1.9%)
     9,960   Primeco, Inc. Term Loan...............        8.88 to 9.03    12/31/00        9,958,816
                                                                                     ---------------
             FOOD & BEVERAGES (1.4%)
     7,500   Restaurants Unlimited, Inc. Term
             Loan..................................            9.34        06/03/00        7,498,200
                                                                                     ---------------
             FOOD PROCESSING (1.0%)
     5,000   American Italian Pasta Co.
             Term Loan.............................            9.94        12/30/00        4,999,650
                                                                                     ---------------
             FOOD SERVICES (5.2%)
    10,702   SC International Services, Inc. &
             Caterair International Corp. Term
             Loan..................................           10.75        09/15/01       10,701,818
    13,353   SC International Services, Inc. &
             Caterair International Corp. Term
             Loan..................................           10.75        09/15/02       13,352,727
     2,945   SC International Services, Inc. &
             Caterair International Corp. Term
             Loan..................................           11.00        09/15/03        2,945,455
                                                                                     ---------------
                                                                                          27,000,000
                                                                                     ---------------
             GAS - TRUCK STOP (0.7%)
     3,848   Petro PSC Properties, L.P.
             Term Loan.............................            9.13        05/24/01        3,847,276
                                                                                     ---------------
             HOUSEHOLD FURNISHINGS & APPLIANCES (1.9%)
     9,975   Graco Children's Products, Inc. Term
             Loan..................................       8.81 to 10.75    06/30/03        9,970,309
                                                                                     ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1995, CONTINUED

 PRINCIPAL
 AMOUNT IN                                                INTEREST        MATURITY
 THOUSANDS                                                  RATE            DATE          VALUE
----------------------------------------------------------------------------------------------------
             INDUSTRIALS (2.4%)
 $   6,079   UCAR International, Inc.
             Term Loan.............................         8.88 %         01/31/03  $     6,079,180
     3,195   UCAR International, Inc.
             Term Loan.............................         9.38           07/31/03        3,195,467
     3,195   UCAR International, Inc.
             Term Loan.............................        10.06           01/31/04        3,195,658
                                                                                     ---------------
                                                                                          12,470,305
                                                                                     ---------------
             LEASING (8.5%)
    44,216   GPA Group PLC Revolver (Ireland)+
             (Participation: First National Bank of
             Chicago) (b)..........................  7.00 to 7.88          09/30/97       44,219,100
                                                                                     ---------------
             MANUFACTURING (2.2%)
     4,516   Desa International, Inc.
             Term Loan.............................            9.06        11/30/00        4,512,071
     2,701   Intermetro Industries Corp. Term
             Loan..................................            8.88        06/30/01        2,699,462
     4,053   Intermetro Industries Corp. Term
             Loan..................................            9.38        12/31/02        4,050,211
                                                                                     ---------------
                                                                                          11,261,744
                                                                                     ---------------
             MEDICAL PRODUCTS & SUPPLIES (1.0%)
     5,000   Deknatel Holdings, Inc.
             Term Loan.............................            9.81        04/20/01        5,000,150
                                                                                     ---------------
             MEDICAL SERVICES (0.8%)
     4,305   Unilab Corporation Term Loan..........            9.38        05/16/02        4,304,059
                                                                                     ---------------
             PAPER PRODUCTS (1.0%)
     3,750   Mail Well Corp. Term Loan.............            8.88        07/31/03        3,749,100
     1,250   Supermex, Inc. Term Loan..............            8.88        07/31/03        1,249,700
                                                                                     ---------------
                                                                                           4,998,800
                                                                                     ---------------
             PUBLISHING (2.8%)
     7,490   Ziff Davis Publishing Co.
             Term Loan.............................            8.88        12/31/01        7,487,653
     7,055   Ziff Davis Publishing Co.
             Term Loan.............................            9.38        12/31/02        7,052,707
                                                                                     ---------------
                                                                                          14,540,360
                                                                                     ---------------
             RAILROAD EQUIPMENT (1.9%)
    10,000   Johnstown America Industries, Inc.
             Term Loan.............................            9.00        03/31/03        9,999,000
                                                                                     ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1995, CONTINUED

 PRINCIPAL
 AMOUNT IN                                                INTEREST        MATURITY
 THOUSANDS                                                  RATE            DATE          VALUE
----------------------------------------------------------------------------------------------------
             RECORD & TAPE (2.3%)
 $   4,875   Camelot Music, Inc. Term Loan.........  8.81 to 8.88%         02/28/01  $     4,874,829
     7,400   The Wherehouse Entertainment, Inc.
             Term Loan (d).........................           10.25        01/31/98        7,030,000
                                                                                     ---------------
                                                                                          11,904,829
                                                                                     ---------------
             RETAIL DEPARTMENT STORES (1.8%)
     2,114   Saks & Company Term Loan..............       8.75 to 10.25    06/30/98        2,114,701
     7,469   Saks & Company Term Loan..............        9.25 to 9.50    06/30/00        7,468,896
                                                                                     ---------------
                                                                                           9,583,597
                                                                                     ---------------
             RETAIL - SPECIALTY (2.9%)
    15,000   QVC, Inc. Term Loan...................            8.94        01/31/04       14,996,100
                                                                                     ---------------
             SCIENTIFIC INSTRUMENTS (0.6%)
     1,705   Waters Corporation Term Loan..........            9.63        11/30/02        1,704,558
     1,371   Waters Corporation Term Loan..........           10.00        05/31/03        1,370,610
                                                                                     ---------------
                                                                                           3,075,168
                                                                                     ---------------
             SPECIALTY PACKAGING (2.0%)
     6,000   Calmar, Inc. Term Loan................            8.88        09/15/03        5,999,940
     4,500   Calmar, Inc. Term Loan................            9.13        03/15/04        4,499,955
                                                                                     ---------------
                                                                                          10,499,895
                                                                                     ---------------
             SPORTING GOODS (3.3%)
     7,403   Spalding & Evenflo Companies, Inc.
             Term Loan.............................            9.06        10/17/02        7,402,524
     2,000   Worldwide Sports & Recreation, Inc.
             Term Loan.............................            8.94        04/26/00        2,000,000
     8,000   Worldwide Sports & Recreation, Inc.
             Term Loan.............................            9.44        04/26/01        8,000,000
                                                                                     ---------------
                                                                                          17,402,524
                                                                                     ---------------
             SUPERMARKETS (4.8%)
     4,655   Food 4 Less Supermarkets, Inc. Term
             Loan..................................            9.13        06/15/02        4,654,585
     4,655   Food 4 Less Supermarkets, Inc. Term
             Loan..................................            9.63        06/15/03        4,654,538
     4,655   Food 4 Less Supermarkets, Inc. Term
             Loan..................................            9.88        02/15/04        4,654,492
     4,576   Pathmark Stores Inc. Term Loan........            8.94        01/28/00        4,575,210
     3,789   Star Markets Company, Inc. Term
             Loan..................................            8.88        12/31/01        3,789,436
     2,842   Star Markets Company, Inc. Term
             Loan..................................            9.38        12/31/02        2,842,077
                                                                                     ---------------
                                                                                          25,170,338
                                                                                     ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1995, CONTINUED

 PRINCIPAL
 AMOUNT IN                                                INTEREST        MATURITY
 THOUSANDS                                                  RATE            DATE          VALUE
----------------------------------------------------------------------------------------------------
             TELECOMMUNICATIONS EQUIPMENT (1.4%)
 $   3,500   K-Tec Holdings, Inc. Term Loan........         8.63 %         01/31/03  $     3,499,965
     4,000   K-Tec Holdings, Inc. Term Loan........         9.13           01/31/04        3,999,960
                                                                                     ---------------
                                                                                           7,499,925
                                                                                     ---------------
             TEXTILES (1.9%)
     3,840   Blackstone Capital Company II, L.L.C.
             Purchase Term Loan....................         8.88           01/13/97        3,839,962
     1,160   Blackstone Capital Company II, L.L.C.
             Reserve Term Loan.....................         8.88           01/13/97        1,159,988
     3,840   Wasserstein/C&A Holdings, L.L.C.
             Purchase Term Loan....................         8.81           01/13/97        3,837,274
     1,160   Wasserstein/C&A Holdings, L.L.C.
             Reserve Term Loan.....................         8.81           01/13/97        1,159,176
                                                                                     ---------------
                                                                                           9,996,400
                                                                                     ---------------
             TEXTILES - APPAREL MANUFACTURERS (1.9%)
     9,950   Chicopee, Inc. Term Loan..............         9.13           03/31/03        9,950,000
                                                                                     ---------------
             WIRE & CABLE (1.9%)
     9,992   International Wire Group, Inc. Term
             Loan..................................         9.00           09/30/02        9,988,427
                                                                                     ---------------

             TOTAL SENIOR COLLATERALIZED LOANS
             (IDENTIFIED COST $487,492,471)........................................      489,969,598
                                                                                     ---------------

 NUMBER OF
  SHARES                                                                                    VALUE
------------------------------------------------------------------------------------------------------

             COMMON STOCKS (d) (0.0%)
             APPAREL (0.0%)
     1,291K  London Fog Industries, Inc. (Restricted)................................               --
                                                                                       ---------------
             FOOD SERVICES (0.0%)
     4,209   Flagstar Companies (Restricted).........................................           22,098
                                                                                       ---------------

             TOTAL COMMON STOCKS
             (IDENTIFIED COST $60,507)...............................................           22,098
                                                                                       ---------------
             PREFERRED STOCK (0.2%)
             APPAREL
     1,722K  London Fog Industries, Inc. 17.50% due 2/28/05 (Series A-1) (c)
             (Restricted) (IDENTIFIED COST $1,873,346)...............................        1,222,422
                                                                                       ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1995, CONTINUED

 PRINCIPAL
 AMOUNT IN                                                INTEREST        MATURITY
 THOUSANDS                                                  RATE            DATE          VALUE
----------------------------------------------------------------------------------------------------

             SHORT-TERM INVESTMENTS (e) (4.0%)
             COMMERCIAL PAPER (0.1%)
             AUTOMOTIVE FINANCE
 $     595   Ford Motor Credit Co. (AMORTIZED COST
             $592,529).............................         5.75 %         10/27/95  $       592,529
                                                                                     ---------------

             U.S. GOVERNMENT AGENCIES (3.9%)
     4,700   Federal Home Loan Banks*..............         5.65           10/12/95        4,691,886
    10,000   Federal Home Loan Mortgage Corp.*.....         6.30           10/02/95        9,998,250
     5,100   Federal Home Loan Mortgage Corp.*.....         5.66           10/06/95        5,095,992
       650   Federal National Mortgage Assoc.*.....         5.58           10/20/95          648,085
                                                                                     ---------------

             TOTAL U.S. GOVERNMENT AGENCIES
             (AMORTIZED COST $20,434,213)..........................................       20,434,213
                                                                                     ---------------

             TOTAL SHORT-TERM INVESTMENTS
             (AMORTIZED COST $21,026,742)..........................................       21,026,742
                                                                                     ---------------

TOTAL INVESTMENTS
(IDENTIFIED COST $510,453,066) (F)...........       98.2%   512,240,860

CASH AND OTHER ASSETS IN EXCESS OF
LIABILITIES..................................        1.8      9,120,101
                                                   -----   ------------

NET ASSETS...................................      100.0%  $521,360,961
                                                   -----   ------------
                                                   -----   ------------

---------------------
 K   In thousands.
 +   Senior Note.
++ 3 percent paid in cash, 6.75 percent payment in kind; converts to prime plus 1 percent cash payment on May 31, 1997.
 * All or a portion of these securities are segregated in connection with unfunded loan commitments.
(a) Floating rate securities. Interest rates reset periodically. Interest rates shown are those in effect at September 30, 1995.
(b) Participation; participation interests were acquired through the financial institutions indicated parenthetically.
(c)  Payment in kind security.
(d)  Non income producing security.
(e) Securities were purchased on a discount basis. The interest rates shown have been adjusted to reflect a money market equivalent yield.
(f) The aggregate cost for federal income tax purposes is $510,453,066; the aggregate gross unrealized appreciation is $3,134,546 and the aggregate gross unrealized depreciation is $1,346,752, resulting in net unrealized appreciation of $1,787,794.

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
SEPTEMBER 30, 1995

ASSETS:
Investments in securities, at value
  (identified cost $510,453,066)............................  $512,240,860
Cash........................................................     4,022,199
Receivable for:
    Shares of beneficial interest sold......................     4,898,633
    Interest................................................     4,496,892
    Principal prepayments...................................       435,368
Prepaid expenses and other assets...........................       389,771
                                                              ------------

     TOTAL ASSETS...........................................   526,483,723
                                                              ------------

LIABILITIES:
Payable for:
    Investments purchased...................................       580,663
    Investment advisory fee.................................       374,551
    Dividends to shareholders...............................       220,544
    Administration fee......................................       104,121
Accrued expenses and other payables.........................       271,139
Deferred facility fees......................................     3,571,744
Commitments and contingencies (Note 7)......................
                                                              ------------
     TOTAL LIABILITIES......................................     5,122,762
                                                              ------------
NET ASSETS:
Paid-in-capital.............................................   522,524,992
Net unrealized appreciation.................................     1,787,794
Accumulated undistributed net investment income.............       413,674
Accumulated net realized loss...............................    (3,365,499)
                                                              ------------
     NET ASSETS.............................................  $521,360,961
                                                              ------------
                                                              ------------

NET ASSET VALUE PER SHARE,
  52,197,974 SHARES OUTSTANDING (UNLIMITED SHARES AUTHORIZED
  OF $.01 PAR VALUE)........................................
                                                                     $9.99
                                                              ------------
                                                              ------------

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1995

NET INVESTMENT INCOME:

INCOME
Interest....................................................  $34,988,644
Net facility and amendment fees.............................    2,232,672
Other income................................................      549,221
                                                              -----------

     TOTAL INCOME...........................................   37,770,537
                                                              -----------
EXPENSES
Investment advisory fee.....................................    3,526,906
Administration fee..........................................      979,775
Professional fees...........................................      546,641
Shareholder reports and notices.............................      281,710
Transfer agent fees and expenses............................      253,583
Registration fees...........................................      117,505
Custodian fees..............................................       94,161
Trustees' fees and expenses.................................       29,004
Organizational expenses.....................................        8,018
Other.......................................................      129,989
                                                              -----------

     TOTAL EXPENSES.........................................    5,967,292
                                                              -----------

     NET INVESTMENT INCOME..................................   31,803,245
                                                              -----------

NET REALIZED AND UNREALIZED GAIN (LOSS):
Net realized loss...........................................   (2,551,571)
Net change in unrealized depreciation.......................    2,716,998
                                                              -----------

     NET GAIN...............................................      165,427
                                                              -----------

NET INCREASE................................................  $31,968,672
                                                              -----------
                                                              -----------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CHANGES IN NET ASSETS

                                                              FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                                              SEPTEMBER 30, 1995   SEPTEMBER 30, 1994
-----------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
Net investment income.......................................     $ 31,803,245         $ 17,647,052
Net realized gain (loss)....................................       (2,551,571)             596,754
Net change in unrealized depreciation.......................        2,716,998            2,033,215
                                                              ------------------   ------------------

     NET INCREASE...........................................       31,968,672           20,277,021
                                                              ------------------   ------------------

DIVIDENDS AND DISTRIBUTIONS FROM:
Net investment income.......................................      (31,409,897)         (17,652,279)
Net realized gain...........................................         (957,304)           --
                                                              ------------------   ------------------

     TOTAL..................................................      (32,367,201)         (17,652,279)
                                                              ------------------   ------------------
Net increase (decrease) from transactions in shares of
  beneficial interest.......................................      216,725,076           (9,069,554)
                                                              ------------------   ------------------

     TOTAL INCREASE (DECREASE)..............................      216,326,547           (6,444,812)

NET ASSETS:
Beginning of period.........................................      305,034,414          311,479,226
                                                              ------------------   ------------------

     END OF PERIOD
    (INCLUDING UNDISTRIBUTED NET INVESTMENT INCOME OF
    $413,674 AND $590, RESPECTIVELY)........................     $521,360,961         $305,034,414
                                                              ------------------   ------------------
                                                              ------------------   ------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 1995

INCREASE (DECREASE) IN CASH:

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net investment income.................................................................  $    31,803,245
                                                                                        ---------------
Adjustments to reconcile net investment income
to net cash from operating activities:
Increase in receivables and other assets related to operations........................       (2,860,585)
Increase in payables related to operations............................................        1,439,130
Accretion of discounts................................................................         (477,143)
                                                                                        ---------------

     NET CASH PROVIDED BY OPERATING ACTIVITIES........................................       29,904,647
                                                                                        ---------------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchases of investments..............................................................     (563,680,131)
Principal repayments/sales of investments.............................................      350,474,058
Net sales/maturities of short-term investments........................................        3,891,453
                                                                                        ---------------

     NET CASH USED FOR INVESTING ACTIVITIES...........................................     (209,314,620)
                                                                                        ---------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Shares of beneficial interest sold....................................................      241,897,744
Shares tendered.......................................................................      (42,566,808)
Dividends and distributions from:
Net investment income (net of reinvested dividends of $16,029,070)....................      (15,250,078)
Net realized gain.....................................................................         (957,304)
                                                                                        ---------------

     NET CASH PROVIDED BY FINANCING ACTIVITIES........................................      183,123,554
                                                                                        ---------------

NET INCREASE IN CASH..................................................................        3,713,581

CASH AT BEGINNING OF YEAR.............................................................          308,618
                                                                                        ---------------

CASH AT END OF YEAR...................................................................  $     4,022,199
                                                                                        ---------------
                                                                                        ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1995

1. ORGANIZATION AND ACCOUNTING POLICIES

Prime Income Trust (the "Trust") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The following is a summary of significant accounting policies:

A. VALUATION OF INVESTMENTS -- (1) The Trustees believe that, at present, there are not sufficient market quotations provided by banks, dealers, or pricing services respecting interests in senior collateralized loans ("Senior Loans") to corporations, partnerships and other entities ("Borrower") to enable the Trust to properly value Senior Loans based on available market quotations. Accordingly, until the market for Senior Loans develops, interests in Senior Loans held by the Trust are valued at their fair value in accordance with procedures established in good faith by the Trustees. Under the procedures adopted by the Trustees, interests in Senior Loans are priced in accordance with a matrix which takes into account the relationship between current interest rates and interest rates payable on each Senior Loan, as well as the total number of days in each interest period and the period remaining until the next interest rate determination or maturity of the Senior Loan. Adjustments in the matrix-determined price of a Senior Loan will be made in the event of a default on a Senior Loan or a significant change in the creditworthiness of the Borrower; (2) all portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price; (3) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost; and (4) all other securities and other assets are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees.

B. ACCOUNTING FOR INVESTMENTS -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Discounts are accreted over the life of the respective securities. Interest income is accrued daily except where collection is not expected. When the Trust buys an

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1995, CONTINUED

interest in a Senior Loan, it may receive a facility fee, which is a fee paid to lenders upon origination of a Senior Loan and/or a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust amortizes the facility fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. SENIOR LOANS -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, they are not readily marketable and are often subject to restrictions on resale.

D. FEDERAL INCOME TAX STATUS -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

E. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS -- The Trust records dividends and distributions to its shareholders on the record date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent they exceed net investment income and net realized capital gains for tax purposes, they are reported as distributions of paid-in-capital.

F. ORGANIZATIONAL EXPENSES -- Dean Witter InterCapital Inc. (the "Investment Adviser") paid the organizational expenses of the Trust in the amount of $248,312 which have been fully reimbursed by the Trust and were fully amortized as of November 29, 1994.

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1995, CONTINUED

2. INVESTMENT ADVISORY AGREEMENT

Pursuant to an Investment Advisory Agreement, the Fund pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million and 0.85% to the portion of the daily net assets exceeding $500 million.

Under the terms of the Agreement, in addition to managing the Trust's investments, the Investment Adviser pays the salaries of all personnel, including officers of the Trust, who are employees of the Investment Adviser.

3. ADMINISTRATION AGREEMENT

Pursuant to an Administration Agreement with Dean Witter Services Company Inc. (the "Administrator"), the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's average daily net assets.

Under the terms of the Administration Agreement, the Administrator maintains certain of the Trust's books and records and furnishes, at its own expense, office space, facilities, equipment, clerical, bookkeeping and certain legal services and pays the salaries of all personnel, including officers of the Trust who are employees of the Administrator. The Administrator also bears the cost of telephone services, heat, light, power and other utilities provided to the Trust.

4. SECURITY TRANSACTIONS AND TRANSACTIONS WITH AFFILIATES

The cost of purchases and proceeds from sales of portfolio securities, excluding short-term investments, for the year ended September 30, 1995 aggregated $564,260,794 and $350,909,426, respectively.

Shares of the Trust are distributed by Dean Witter Distributors Inc. (the "Distributor"), an affiliate of the Investment Adviser and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Adviser and the Distributor, the Investment Adviser compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Adviser will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1995, CONTINUED

year ended September 30, 1995, the Investment Adviser has informed the Trust that it received approximately $219,000 in early withdrawal charges. The Trust's shareholders pay such withdrawal charges which are not an expense of the Trust.

Dean Witter Trust Company, an affiliate of the Investment Adviser and Administrator, is the Trust's transfer agent. At September 30, 1995, the Trust had transfer agent fees and expenses payable of approximately $28,000.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the year ended September 30, 1995 included in Trustees' fees and expenses in the Statement of Operations amounted to $7,596. At September 30, 1995, the Trust had an accrued pension liability of $51,200 which is included in accrued expenses in the Statement of Assets and Liabilities.

5. SHARES OF BENEFICIAL INTEREST

Transactions in shares of beneficial interest were as follows:

                                                                     SHARES          AMOUNT
                                                                   -----------   --------------
Balance, September 30, 1993......................................   31,428,097   $  314,869,470
Shares sold......................................................    6,355,963       63,559,546
Shares issued to shareholders for reinvestment of dividends......      948,118        9,461,997
Shares tendered (four quarterly tender offers)...................   (8,242,584)     (82,091,097)
                                                                   -----------   --------------
Balance, September 30, 1994......................................   30,489,594      305,799,916
Shares sold......................................................   24,363,027      243,262,814
Shares issued to shareholders for reinvestment of dividends and
 distributions...................................................    1,605,098       16,029,070
Shares tendered (four quarterly tender offers)...................   (4,259,745)     (42,566,808)
                                                                   -----------   --------------
Balance, September 30, 1995......................................   52,197,974   $  522,524,992
                                                                   -----------   --------------
                                                                   -----------   --------------

On October 26, 1995, the Trustees approved a tender offer to purchase up to 4 million shares of beneficial interest to commence on November 15, 1995.

6. FEDERAL INCOME TAX STATUS

At September 30, 1995, the Trust had a net capital loss carryover of approximately $1,384,000 which will be available through September 30, 2003 to offset future capital gains to the extent provided by regulations.

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1995, CONTINUED

Any net capital loss incurred after October 31 ("post-October losses") within the taxable year is deemed to arise on the first business day of the Trust's next taxable year. The Trust incurred and will elect to defer a net capital loss of approximately $2,390,000 during fiscal 1995.

As of September 30, 1995, the Trust had temporary book/tax differences primarily attributable to post-October losses.

7. COMMITMENTS AND CONTINGENCIES

As of September 30, 1995, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                                    UNFUNDED
       BORROWER                                                    COMMITMENT
-----------------------------------------------------------------  -----------
GPA Group PLC. ..................................................  $ 6,018,926
Marcus Cable Co. ................................................    5,000,000
                                                                   -----------
                                                                   $11,018,926
                                                                   -----------
                                                                   -----------

8. FINANCIAL INSTRUMENTS WITH CONCENTRATION OF CREDIT RISK

When the Trust purchases a Participation, the Trust typically enters into a contractual relationship with the Lender or third party selling such Participation ("Selling Participant"), but not with the Borrower. As a result, the Trust assumes the credit risk of the Borrower, the Selling Participant and any other persons interpositioned between the Trust and the Borrower ("Intermediate Participants") and the Trust may not directly benefit from the collateral supporting the Senior Loan in which it has purchased the Participation. Because the Trust will only acquire Participations if the Selling Participant and each Intermediate Participant is a financial institution, the Trust may be considered to have a concentration of credit risk in the banking industry. At September 30, 1995, such Participations had a fair value of $61,916,929.

The Trust will only invest in Senior Loans where the Investment Adviser believes that the Borrower can meet debt service requirements in a timely manner and where the market value of the collateral at the time of investment equals or exceeds the amount of the Senior Loan. In addition, the Trust will only acquire Participations if the Selling Participant, and each Intermediate Participant, is a financial institution which meets certain minimum creditworthiness standards.

PRIME INCOME TRUST
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                                                                               FOR THE PERIOD
                                                                                                NOVEMBER 30,
                                                                                                   1989*
                                                FOR THE YEAR ENDED SEPTEMBER 30                   THROUGH
                                   ---------------------------------------------------------   SEPTEMBER 30,
                                     1995        1994        1993        1992        1991           1990
-------------------------------------------------------------------------------------------------------------

PER SHARE OPERATING PERFORMANCE:

Net asset value, beginning of
 period..........................  $   10.00   $    9.91   $    9.99   $   10.00   $   10.00      $  10.00
                                   ---------   ---------   ---------   ---------   ---------        ------

Net investment income............       0.82        0.62        0.55        0.62        0.84          0.74
Net realized and unrealized gain
 (loss)..........................       0.01        0.09       (0.08)      (0.01)     --             (0.01)
                                   ---------   ---------   ---------   ---------   ---------        ------

Total from investment
 operations......................       0.83        0.71        0.47        0.61        0.84          0.73
                                   ---------   ---------   ---------   ---------   ---------        ------

Less dividends and distributions
 from:
   Net investment income.........      (0.81)      (0.62)      (0.55)      (0.62)      (0.84)        (0.73)
   Net realized gain.............      (0.03)     --          --          --          --           --
                                   ---------   ---------   ---------   ---------   ---------        ------

Total dividends and
 distributions...................      (0.84)      (0.62)      (0.55)      (0.62)      (0.84)        (0.73)
                                   ---------   ---------   ---------   ---------   ---------        ------

Net asset value, end of period...  $    9.99   $   10.00   $    9.91   $    9.99   $   10.00      $  10.00
                                   ---------   ---------   ---------   ---------   ---------        ------
                                   ---------   ---------   ---------   ---------   ---------        ------

TOTAL INVESTMENT RETURN+.........       8.57%       7.32%       4.85%       6.23%       8.77%         7.57%(1)

RATIOS TO AVERAGE NET ASSETS:
Expenses.........................       1.52%       1.60%       1.45%       1.47%       1.52%         1.48%(2)

Net investment income............       8.11%       6.14%       5.53%       6.14%       8.23%         8.95%(2)

SUPPLEMENTAL DATA:
Net assets, end of period, in
 thousands.......................   $521,361    $305,034    $311,479    $413,497    $479,941      $328,189

Portfolio turnover rate..........        102%        147%         92%         46%         42%           35%(1)

---------------------
 *   Commencement of operations.
 +   Does not reflect the deduction of sales charge.
(1)  Not annualized.
(2)  Annualized.

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
REPORT OF INDEPENDENT ACCOUNTANTS

TO THE SHAREHOLDERS AND TRUSTEES
OF PRIME INCOME TRUST

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations, of changes in net assets and of cash flows and the financial highlights present fairly, in all material respects, the financial position of Prime Income Trust (the "Trust") at September 30, 1995, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended and for the period November 30, 1989 (commencement of operations) through September 30, 1990, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities owned at September 30, 1995 by correspondence with the custodian, and with respect to senior collateralized loans by correspondence with the selling participants and agent banks, provide a reasonable basis for the opinion expressed above.

As explained in Note 1, the financial statements include senior collateralized loans valued at $489,969,598 (94 percent of net assets), whose values have been determined in accordance with procedures established by the Trustees in the absence of readily ascertainable market values. We have reviewed the procedures which were established by the Trustees in determining the fair values of such senior collateralized loans and have inspected underlying documentation, and, in the circumstances, we believe the procedures are reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, those values determined in accordance with procedures established by the Trustees may differ significantly from the values that would have been used had a ready market for the senior collateralized loans existed, and the differences could be material.

PRICE WATERHOUSE LLP
1177 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10036
NOVEMBER 8, 1995

19.  FINANCIAL STATEMENTS--SEPTEMBER 30, 1994

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1994
--------------------------------------------------------------------------------

                                     DESCRIPTION
   PRINCIPAL                             AND                                INTEREST
    AMOUNT                          MATURITY DATE                            RATES               VALUE
---------------   --------------------------------------------------  --------------------  ----------------
                  SENIOR COLLATERALIZED LOANS (A) (90.9%)
                  AEROSPACE (1.6%)
   $2,073,518     Gulfstream Aerospace Corp.
                  Term Loan, due 3/31/97............................         7.63%             $   2,071,610
   2,900,000      Gulfstream Aerospace Corp.
                  Term Loan, due 3/3/98.............................         8.00                  2,897,042
                                                                                            ----------------
                                                                                                   4,968,652
                                                                                            ----------------

                  AIRLINES (7.5%)
  10,000,000      AeroMexico 1994-I U.S. Receivables Trust (Mexico)+
                  Term Loan, due 7/31/99............................         9.00                  9,998,200
   5,297,206      Northwest Airlines, Inc.
                  (Participation: First National Bank of Chicago)(b)
                  Term Loan, due 9/15/97............................     7.25 to 7.625             5,187,605
   7,962,105      Northwest Airlines, Inc.
                  Term Loan, due 9/15/97............................     7.25 to 7.625             7,797,368
                                                                                            ----------------
                                                                                                  22,983,173
                                                                                            ----------------

                  APPAREL (1.7%)
   5,000,000      London Fog Industries, Inc.
                  (Participation: Bankers Trust)(b)
                  Term Loan, due 6/30/02............................         9.19                  4,998,450
                                                                                            ----------------

                  BREWERS (1.7%)
   5,000,000      G. Heileman Brewing Company, Inc.
                  (Participation: Bankers Trust)(b)
                  Term Loan, due 12/31/00...........................        7.5625                 4,998,150
                                                                                            ----------------

                  BROADCAST MEDIA (5.2%)
   7,000,000      Silver King Communications, Inc.
                  Term Loan, due 7/31/02............................        7.8125                 6,996,850
   3,997,020      U.S. Radio Holdings, Inc.
                  Term Loan, due 12/31/01...........................     8.25 to 8.69              3,995,202
   5,002,980      U.S. Radio Holdings, Inc.
                  Term Loan, due 9/20/03............................     9.25 to 9.69              5,000,700
                                                                                            ----------------
                                                                                                  15,992,752
                                                                                            ----------------

                  CONTAINERS (3.3%)
  10,000,000      Silgan Corporations
                  Term Loan, due 9/15/96............................    8.125 to 8.188             9,984,550
                                                                                            ----------------

                  CONTAINERS-PAPERS (6.2%)
   9,159,529      Stone Container Corp.
                  Holdco Tender Offer Loan, due 3/1/97..............     7.875 to 9.75             9,158,766
     892,580      Stone Container Corp.
                  Holdco Term Loan, due 3/1/97......................         9.75                    892,580
     360,945      Stone Container Corp.
                  Revolver, due 3/1/97..............................     7.875 to 9.75               360,934
   8,464,779      Stone Container Corp.
                  Term Loan, due 3/1/97.............................     7.875 to 9.75             8,464,039
                                                                                            ----------------
                                                                                                  18,876,319
                                                                                            ----------------

                  DRUG STORES (1.3%)
   3,830,790      M & H Drugs, Inc.
                  Term Loan, due 9/1/96.............................         7.938                 3,830,790
                                                                                            ----------------

                  ELECTRONICS (1.4%)
   4,384,147      Sperry Marine, Inc.
                  Term Loan, due 12/31/00...........................    8.1875 to 8.375            4,378,809
                                                                                            ----------------

                  FOOD & BEVERAGES (2.5%)
   7,500,000      Restaurant Unlimited, Inc.
                  Term Loan, due 6/3/00.............................         8.25                  7,495,800
                                                                                            ----------------

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1994 (CONTINUED)
--------------------------------------------------------------------------------

                                     DESCRIPTION
   PRINCIPAL                             AND                                INTEREST
    AMOUNT                          MATURITY DATE                            RATES               VALUE
---------------   --------------------------------------------------  --------------------  ----------------
                  FOOD PROCESSING (3.7%)
   $5,000,000     American Italian Pasta Company
                  Term Loan, due 12/30/00...........................         8.625%            $   4,999,700
   6,398,797      Del Monte Corp.
                  Term Loan, due 12/15/97...........................        8.0625                 6,392,590
                                                                                            ----------------
                                                                                                  11,392,290
                                                                                            ----------------
                  GAS-TRUCK STOP (1.3%)
   4,000,000      Petro PSC Properties, L.P.
                  Term Loan, due 5/24/01............................         8.50                  3,997,520
                                                                                            ----------------

                  GLASS (0.8%)
   2,691,535      HGP Industries, Inc.
                  Term Loan, due 12/31/99 (c).......................         0.00                  2,341,635
                                                                                            ----------------

                  LEASING (5.8%)
  18,153,241      GPA Group PLC (Ireland)+
                  (Participation: First National Bank of Chicago)(b)
                  Revolver, due 9/30/96.............................    6.00 to 6.8125            17,766,368
                                                                                            ----------------

                  MANUFACTURING (3.9%)
   5,000,000      Desa International, Inc.
                  Term Loan, due 11/30/00...........................         8.50                  4,996,950
   2,794,167      Intermetro Industries Corporation
                  Term Loan, due 6/30/01............................         8.32                  2,791,065
   4,192,500      Intermetro Industries Corporation
                  Term Loan, due 12/31/02...........................         8.82                  4,187,637
                                                                                            ----------------
                                                                                                  11,975,652
                                                                                            ----------------
                  MEDICAL PRODUCTS & SUPPLIES (1.6%)
   5,000,000      Deknatel, Inc.
                  Term Loan, due 4/20/01............................        8.3125                 4,998,700
                                                                                            ----------------

                  PAPER PRODUCTS (4.7%)
   1,257,574      Fort Howard Corp.
                  (Participation: Bank of Montreal)(b)
                  Term Loan, due 12/31/96...........................     7.00 to 9.00              1,256,949
     891,358      Fort Howard Corp.
                  (Participation: National Bank of Canada)(b)
                  Term Loan, due 12/31/96...........................     7.00 to 9.00                890,914
   1,489,969      Fort Howard Corp.
                  (Participation: National Bank of North
                  Carolina)(b)
                  Term Loan, due 12/31/96...........................     7.00 to 9.00              1,489,228
   1,796,535      Fort Howard Corp.
                  (Participation: The Royal Bank of Canada)(b)
                  Term Loan, due 12/31/96...........................     7.00 to 9.00              1,795,641
   9,000,000      Jefferson Smurfit / Container Corporation of
                  America
                  Term Loan, due 4/30/02............................         7.875                 8,998,560
                                                                                            ----------------
                                                                                                  14,431,292
                                                                                            ----------------

                  PERSONAL PRODUCTS (3.3%)
   9,947,368      Playtex Family Products Corporation
                  Term Loan, due 6/1/02.............................         8.38                  9,946,375
                                                                                            ----------------

                  RECORD & TAPE (4.4%)
   4,968,750      Camelot Music, Inc.
                  Term Loan, due 2/28/01............................    7.875 to 8.375             4,965,685
   8,400,000      The Wherehouse Entertainment, Inc.
                  Term Loan, due 1/31/98............................     7.875 to 9.25             8,398,112
                                                                                            ----------------
                                                                                                  13,363,797
                                                                                            ----------------

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1994 (CONTINUED)
--------------------------------------------------------------------------------

                                     DESCRIPTION
   PRINCIPAL                             AND                                INTEREST
    AMOUNT                          MATURITY DATE                            RATES               VALUE
---------------   --------------------------------------------------  --------------------  ----------------
                  RETAIL DEPARTMENT STORES (3.3%)
   $5,080,260     Saks & Company
                  Term Loan, due 6/30/98............................         7.38%             $   5,080,209
   4,980,700      Saks & Company
                  Term Loan, due 6/30/00............................         7.88                  4,978,508
                                                                                            ----------------
                                                                                                  10,058,717
                                                                                            ----------------
                  SCIENTIFIC INSTRUMENTS (3.1%)
   6,287,154      Waters Corporation
                  Term Loan, due 11/30/01...........................        10.125                 6,287,154
   1,783,877      Waters Corporation
                  Term Loan, due 11/30/02...........................         10.50                 1,783,877
   1,434,403      Waters Corporation
                  Term Loan, due 5/31/03............................        10.875                 1,434,403
                                                                                            ----------------
                                                                                                   9,505,434
                                                                                            ----------------
                  SUPERMARKETS (10.3%)
   9,786,093      The Grand Union Company
                  Term Loan, due 7/30/98............................      8.5 to 9.75              9,771,060
   1,648,679      Mayfair Supermarkets, Inc.
                  Term Loan, due 2/28/98............................        7.3125                 1,647,954
     981,509      Mayfair Supermarkets, Inc.
                  Term Loan, due 11/30/99...........................   7.3125 to 7.4375              981,083
   5,000,000      Pathmark Stores Inc.
                  Term Loan, due 7/31/98............................         7.375                 4,999,950
   5,000,000      Pathmark Stores Inc.
                  Term Loan, due 1/28/00............................         8.125                 4,999,450
   3,789,474      Star Markets Company, Inc.
                  Term Loan, due 12/31/01...........................         7.88                  3,789,208
   5,210,526      Star Markets Company, Inc.
                  Term Loan, due 12/31/02...........................         8.38                  5,210,109
                                                                                            ----------------
                                                                                                  31,398,814
                                                                                            ----------------

                  TEXTILES (4.6%)
   3,840,000      Blackstone Capital Company II, L.L.C.
                  Purchase Term Loan, due 1/13/97...................         9.25                  3,840,000
   1,160,000      Blackstone Capital Company II, L.L.C.
                  Reserve Term Loan, due 1/13/97....................         9.25                  1,160,000
   4,105,263      New Street Capital Corporation
                  Term Loan, due 2/28/96............................         8.30                  4,105,222
   3,840,000      Wasserstein / C&A Holdings, L.L.C.
                  Purchase Loan, due 1/13/97........................         9.25                  3,840,000
   1,160,000      Wasserstein / C&A Holdings, L.L.C.
                  Reserve Term Loan, due 1/13/97....................         9.25                  1,160,000
                                                                                            ----------------
                                                                                                  14,105,222
                                                                                            ----------------

                  TEXTILES-APPAREL MANUFACTURERS (3.8%)
  11,499,538      Bidermann Industries Corp.
                  Term Loan, due 3/31/97............................         9.75                 11,499,538
      21,829      Bidermann Industries Corp.
                  Revolver, due 3/31/97.............................         9.25                     21,829
                                                                                            ----------------
                                                                                                  11,521,367
                                                                                            ----------------

                  VISION CARE & INSTRUMENTS (2.0%)
   6,000,000      Sola Group Ltd.
                  Term Loan, due 12/1/00............................         7.82                  5,998,561
                                                                                            ----------------

                  WIRELESS COMMUNICATION (1.9%)
   5,874,911      Maximum Protection Industries, Inc.
                  Term Loan, due 12/31/95...........................         9.75                  5,874,911
                                                                                            ----------------

                  TOTAL SENIOR COLLATERALIZED LOANS (IDENTIFIED COST $278,088,575)........       277,184,100
                                                                                            ----------------

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1994 (CONTINUED)
--------------------------------------------------------------------------------

                                     DESCRIPTION
   NUMBER OF                             AND                                INTEREST
    SHARES                          MATURITY DATE                            RATES               VALUE
---------------   --------------------------------------------------  --------------------  ----------------

                  COMMON STOCK (D) (0.0%)
                  FOOD SERVICES (0.0%)
       4,209      Flagstar Companies (Identified Cost $60,507)............................     $      35,778
                                                                                            ----------------

   PRINCIPAL
    AMOUNT
---------------

                  SHORT-TERM INVESTMENTS (8.2%)
                  COMMERCIAL PAPER (E) (1.2%)
                  FINANCE-DIVERSIFIED (1.2%)
   $ 150,000      American Express Credit Corp.
                  due 11/9/94++.....................................         4.81%             $     149,225
   2,500,000      American General Finance Corp.
                  due 11/9/94++.....................................         4.81                  2,487,081
     940,000      General Electric Capital Corp.
                  due 10/7/94 to 11/9/94++..........................     4.71 to 4.95                938,169
                                                                                            ----------------

                  TOTAL COMMERCIAL PAPER (AMORTIZED COST $3,574,475)......................         3,574,475
                                                                                            ----------------

                  U.S. GOVERNMENT AGENCIES (E) (6.3%)
  12,000,000      Federal Home Loan Mortgage Corporation
                  due 10/3/94.......................................         4.80                 11,996,800
   1,600,000      Federal National Mortgage Association
                  due 10/7/94 to 11/1/94++..........................     4.80 to 4.82              1,593,720
   5,700,000      Student Loan Marketing Association
                  due 10/3/94.......................................         4.90                  5,698,448
                                                                                            ----------------

                  TOTAL U.S. GOVERNMENT AGENCIES (AMORTIZED COST $19,288,968).............        19,288,968
                                                                                            ----------------
                  REPURCHASE AGREEMENT (0.7%)
   2,055,054      The Bank of New York 5.00% due 10/3/94 (dated 9/30/94;
                  proceeds $2,055,910; collateralized by $2,149,659 U.S.
                  Treasury Bonds 7.50% due 11/15/16, valued at $2,096,155)
                  (Identified Cost $2,055,054)............................................         2,055,054
                                                                                            ----------------

                  TOTAL SHORT-TERM INVESTMENTS
                  (IDENTIFIED COST $24,918,497)...........................................        24,918,497
                                                                                            ----------------

               TOTAL INVESTMENTS (IDENTIFIED COST $303,067,579) (F)...                 99.1 %       302,138,375
               CASH AND OTHER ASSETS IN EXCESS OF LIABILITIES.........                  0.9           2,896,039
                                                                                       -----       ------------

               NET ASSETS.............................................                100.0%      $ 305,034,414
                                                                                       -----       ------------
                                                                                       -----       ------------

------------------------------

 +   SENIOR NOTE.
++ ALL OR A PORTION OF THESE SECURITIES ARE SEGREGATED IN CONNECTION WITH UNFUNDED LOAN COMMITMENTS.
(A) FLOATING RATE SECURITIES. INTEREST RATES RESET PERIODICALLY. INTEREST RATES SHOWN ARE THOSE IN EFFECT AT SEPTEMBER 30, 1994. THE PRINCIPAL AMOUNT OF EACH SENIOR COLLATERALIZED LOAN APPROXIMATES COST.
(B) PARTICIPATION; PARTICIPATION INTERESTS WERE ACQUIRED THROUGH THE FINANCIAL INSTITUTIONS INDICATED PARENTHETICALLY.
(C) INTEREST RATE TO BE DETERMINED BASED ON ISSUER'S PERFORMANCE. INTEREST INCOME IS RECORDED AS RECEIVED.
(D) NON-INCOME PRODUCING. RESALE IS RESTRICTED TO QUALIFIED INSTITUTIONAL INVESTORS.
(E) SECURITIES WERE PURCHASED ON A DISCOUNT BASIS. THE INTEREST RATES SHOWN HAVE BEEN ADJUSTED TO REFLECT A BOND EQUIVALENT YIELD.
(F) THE AGGREGATE COST FOR FEDERAL INCOME TAX PURPOSES IS $303,067,579; THE AGGREGATE GROSS UNREALIZED APPRECIATION IS $38,297 AND THE AGGREGATE GROSS UNREALIZED DEPRECIATION IS $967,501, RESULTING IN NET UNREALIZED DEPRECIATION OF $929,204.

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
SEPTEMBER 30, 1994

--------------------------------------------------------------------------------

ASSETS:
Investments, at value (identified
 cost $303,067,579) (Note 1).....................................  $ 302,138,375
Cash.............................................................        308,618
Receivable for:
  Interest.......................................................      1,950,579
  Shares of beneficial interest sold.............................      3,533,564
Deferred organizational expenses (Note 1)........................          8,018
Prepaid expenses and other assets................................         67,480
                                                                   -------------
      TOTAL ASSETS...............................................    308,006,634
                                                                   -------------
LIABILITIES:
Payable for:
  Investment advisory fee (Note 2)...............................        221,999
  Administration fee (Note 3)....................................         61,666
Accrued expenses and other payables (Note 4).....................        264,923
Dividends to shareholders (Note 1)...............................         89,795
Deferred facility fees...........................................      2,333,837
Commitments and contingencies (Note 7)...........................
                                                                   -------------
      TOTAL LIABILITIES..........................................      2,972,220
                                                                   -------------
NET ASSETS:
Paid-in-capital..................................................    305,799,916
Accumulated undistributed net realized gain on investments.......        163,112
Net unrealized depreciation on investments.......................       (929,204)
Accumulated undistributed net investment income..................            590
                                                                   -------------
      NET ASSETS.................................................  $ 305,034,414
                                                                   -------------
                                                                   -------------
NET ASSET VALUE PER SHARE, 30,489,594 shares outstanding
 (unlimited shares authorized of $.01 par value).................         $10.00
                                                                   -------------
                                                                   -------------

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1993

INVESTMENT INCOME:
  INCOME
    Interest.....................................................   $18,746,969
    Net facility fees............................................     2,838,910
    Other........................................................       650,874
                                                                   ------------
      TOTAL INCOME...............................................    22,236,753
                                                                   ------------
  EXPENSES
    Investment advisory fee (Note 2).............................     2,586,181
    Administration fee (Note 3)..................................       718,384
    Professional fees............................................       563,118
    Shareholder reports and notices (Note 4).....................       253,760
    Transfer agent fees and expenses (Note 4)....................       222,440
    Registration fees............................................        69,431
    Organizational expenses (Note 1).............................        47,977
    Trustees' fees and expenses (Note 4).........................        29,261
    Custodian fees...............................................        23,835
    Other........................................................        75,314
                                                                   ------------
      TOTAL EXPENSES.............................................     4,589,701
                                                                   ------------
        NET INVESTMENT INCOME....................................    17,647,052
                                                                   ------------
NET REALIZED AND UNREALIZED GAIN
  ON INVESTMENTS (Note 1):
  Net realized gain on investments...............................       596,754
  Net change in unrealized depreciation
    on investments...............................................     2,033,215
                                                                   ------------
    NET GAIN ON INVESTMENTS......................................     2,629,969
                                                                   ------------
      NET INCREASE IN NET ASSETS
        RESULTING FROM OPERATIONS................................   $20,277,021
                                                                   ------------
                                                                   ------------

STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                      FOR THE         FOR THE
                                                     YEAR ENDED     YEAR ENDED
                                                     SEPTEMBER     SEPTEMBER 30,
INCREASE (DECREASE) IN NET ASSETS:                    30, 1994         1993
                                                    ------------   -------------
 Operations:
    Net investment income.........................  $17,647,052    $ 20,819,704
    Net realized gain (loss) on investments.......      596,754        (433,642)
    Net change in unrealized depreciation on
     investments..................................    2,033,215      (2,380,861)
                                                    ------------   -------------
      Net increase in net assets resulting from
       operations.................................   20,277,021      18,005,201
  Dividends to shareholders from net investment
   income.........................................  (17,652,279)    (20,831,307)
  Net decrease from transactions in shares of
   beneficial interest (Note 5)...................   (9,069,554)    (99,191,654)
                                                    ------------   -------------
      Total decrease..............................   (6,444,812)   (102,017,760)
NET ASSETS:
  Beginning of period.............................  311,479,226     413,496,986
                                                    ------------   -------------
  END OF PERIOD (including undistributed net
   investment income of $590
    and $5,817, respectively).....................  $305,034,414   $311,479,226
                                                    ------------   -------------
                                                    ------------   -------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 1994
--------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH:
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net investment income...........................     $17,647,052
  Adjustments to reconcile net investment income
   to net cash provided by operating
    activities:
    Increase in receivables and other assets
     related to operations........................        (178,456)
    Decrease in payables and other liabilities
     related to operations........................      (1,303,071)
                                                    ------------------
      Net cash provided by operating activities...      16,165,525
                                                    ------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of investments........................    (382,439,993)
  Principal repayments/sales of investments.......     404,837,600
  Net sales/maturities of short-term
   investments....................................      (8,574,742)
                                                    ------------------
      Net cash provided by investing activities...      13,822,865
                                                    ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Shares of beneficial interest sold..............      60,154,695
  Shares tendered.................................     (82,091,097)
                                                    ------------------
                                                       (21,936,402)
  Dividends to shareholders (net of reinvested
   dividends of $9,461,997).......................      (8,211,510)
                                                    ------------------
      Net cash used in financing activities.......     (30,147,912)
                                                    ------------------
Net decrease in cash..............................        (159,522)
Cash at beginning of year.........................         468,140
                                                    ------------------
CASH AT END OF YEAR...............................     $   308,618
                                                    ------------------
                                                    ------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ORGANIZATION AND ACCOUNTING POLICIES--Prime Income Trust (the "Trust") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

    The Trust offers and sells its shares to the public on a continuous basis at the then net asset value of such shares. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

    The following is a summary of significant accounting policies:

    A. VALUATION OF INVESTMENTS--(1) The Trustees believe that, at present, there are not sufficient market quotations provided by banks, dealers, or pricing services respecting interests in senior collateralized loans ("Senior Loans") to corporations, partnerships and other entities ("Borrowers") to enable the Trust to value Senior Loans based on available market quotations. Accordingly, until the market for Senior Loans develops, interests in Senior Loans held by the Trust are valued at their fair value in accordance with procedures established in good faith by the Trustees. Under the procedures adopted by the Trustees, interests in Senior Loans are priced in accordance with a matrix which takes into account the relationship between current interest rates and interest rates payable on each Senior Loan, as well as the total number of days in each interest period and the period remaining until the next interest rate determination or maturity of the Senior Loan. Adjustments in the matrix-determined price of a Senior Loan will be made in the event of a default on a Senior Loan or a significant change in the creditworthiness of the Borrower; (2) all portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price; (3) short-term debt securities having a maturity date of more than sixty days are valued on a "mark-to-market" basis, that is, at prices based on market quotations for securities of a similar type, yield, quality and maturity, until sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost; and (4) all other securities are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees.

    B. ACCOUNTING FOR INVESTMENTS--Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined on the identified cost method. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a facility fee, which is a fee paid to lenders upon origination of a Senior Loan and/or a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust amortizes the facility fee over the term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest.

    C. SENIOR LOANS--The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agents"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, they are not readily marketable and are often subject to restrictions on resale.

    D. FEDERAL INCOME TAX STATUS--It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

    E. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS--The Trust records dividends and distributions to its shareholders on the record date. The amount of dividends and distributions from net investment income

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
    and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent they exceed net investment income and net realized capital gains for tax purposes, they are reported as distributions of paid-in-capital.

    F. ORGANIZATIONAL EXPENSES--Dean Witter InterCapital (the "Investment Adviser") paid the organizational expenses of the Trust in the amount of $248,312 which have been fully reimbursed by the Trust. Such expenses have been deferred and are being amortized by the straight-line method over a period not to exceed five years from the commencement of operations.

2. INVESTMENT ADVISORY AGREEMENT--Pursuant to an Investment Advisory Agreement, the Trust pays its Investment Adviser an advisory fee, accrued daily and payable monthly, by applying the annual rate of 0.90% to the first $500 million of the Trust's average daily net assets and 0.85% to the average daily net assets in excess of $500 million.

    Under the terms of the Investment Advisory Agreement, in addition to managing the Trust's investments, the Investment Adviser pays the salaries of all personnel, including officers of the Trust, who are employees of the Investment Adviser.

3. ADMINISTRATION AGREEMENT--Through December 31, 1993, pursuant to an Administration Agreement with Dean Witter InterCapital Inc. (the "Former Administrator"), the Trust paid an administration fee, accrued daily and payable monthly, by applying the annual rate of 0.25% to the Trust's average daily net assets. On January 1, 1994, the Administration Agreement between the Former Administrator and the Trust was terminated and a new Administration Agreement entered into between Dean Witter Services Company Inc. (the "Administrator"), a wholly-owned subsidiary of the Former Administrator, and the Trust. The nature and scope of the services being provided to the Trust or any fees being paid by the Trust under the new Agreement are identical to those of the previous Agreement.

    Under the terms of the Administration Agreement, the Administrator maintains certain of the Trust's books and records and furnishes, at its own expense, office space, facilities, equipment, clerical, bookkeeping and certain legal services and pays the salaries of all personnel, including officers of the Trust who are employees of the Administrator. The Administrator also bears the cost of telephone services, heat, light, power and other utilities provided to the Trust.

4. SECURITY TRANSACTIONS AND TRANSACTIONS WITH AFFILIATES--The cost of purchases and proceeds from sales of portfolio securities, excluding short-term investments, for the year ended September 30, 1994 aggregated $382,439,993 and $404,837,600, respectively.

    Shares of the Trust are distributed by Dean Witter Distributors Inc. (the "Distributor"), an affiliate of the Investment Adviser. Pursuant to a Distribution Agreement between the Trust, the Investment Adviser and the Distributor, the Investment Adviser compensates the Distributor at annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Adviser will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the year ended September 30, 1994, the Investment Adviser has informed the Trust that it received

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
approximately $541,000 in early withdrawal charges. The Trust's shareholders pay such withdrawal charges, which are not an expense of the Trust.

    Dean Witter Trust Company, an affiliate of the Investment Adviser and Administrator, is the Trust's transfer agent. At September 30, 1994, the Trust had transfer agent fees and expenses payable of approximately $32,000.

    On April 1, 1991, the Trust established an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as an independent Trustee for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the year ended September 30, 1994, included in Trustees' fees and expenses in the Statement of Operations, amounted to $9,179. At September 30, 1994, the Trust had an accrued pension liability of $45,083 which is included in accrued expenses in the Statement of Assets and Liabilities.

    Bowne & Co., Inc. is an affiliate of the Trust by virtue of a common Trustee and Director of Bowne & Co., Inc. During the year ended September 30, 1994, the Trust paid Bowne & Co., Inc. $4,105 for printing of shareholder reports.

5. SHARES OF BENEFICIAL INTEREST--Transactions in shares of beneficial interest were as follows:

                                                       SHARES         AMOUNT
                                                    ------------   ------------
Balance, September 30, 1992.......................    41,390,032   $414,061,124
Shares sold.......................................     1,735,717     17,314,978
Shares issued to shareholders for reinvestment of
 dividends........................................     1,113,636     11,101,773
Shares tendered (four quarterly tender offers)....   (12,811,288)  (127,608,405)
                                                    ------------   ------------
Balance, September 30, 1993.......................    31,428,097    314,869,470
Shares sold.......................................     6,355,963     63,559,546
Shares issued to shareholders for reinvestment of
 dividends........................................       948,118      9,461,997
Shares tendered (four quarterly tender offers)....    (8,242,584)   (82,091,097)
                                                    ------------   ------------
Balance, September 30, 1994.......................    30,489,594   $305,799,916
                                                    ------------   ------------
                                                    ------------   ------------

    On October 20, 1994, the Trustees approved a tender offer to purchase up to 4 million shares of beneficial interest to commence on November 18, 1994.

6. FEDERAL INCOME TAX STATUS--Any net capital loss incurred after October 31 ("Post-October losses") within the taxable year is deemed to arise on the first business day of the Trust's next taxable year. The Trust incurred and will elect to defer a net capital loss of approximately $1,083,000.

    As of September 30, 1994, the Trust had temporary book/tax differences primarily attributable to Post-October losses.

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
7. COMMITMENTS AND CONTINGENCIES--As of September 30, 1994, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                      UNFUNDED
                          BORROWER                   COMMITMENT
          ----------------------------------------  ------------
          Bidermann Industries Corp...............    $  123,699
          GPA Group PLC...........................     2,814,119
          Stone Container Corp....................       704,851
                                                    ------------
                                                      $3,642,669
                                                    ------------
                                                    ------------

8. FINANCIAL INSTRUMENTS WITH CONCENTRATION OF CREDIT RISK--When the Trust purchases a Participation, the Trust typically enters into a contractual relationship with the Lender or third party selling such Participation ("Selling Participant"), but not with the Borrower. As a result, the Trust assumes the credit risk of the Borrower, the Selling Participant and any other persons interpositioned between the Trust and the Borrower ("Intermediate Participants") and the Trust may not directly benefit from the collateral supporting the Senior Loan in which it has purchased the Participation. Because the Trust will only acquire Participations if the Selling Participant and each Intermediate Participant is a financial institution, the Trust may be considered to have a concentration of credit risk in the banking industry. At September 30, 1994, such Participations had a fair value of $38,383,305.

    The Trust will only invest in Senior Loans where the Investment Adviser believes that the Borrower can meet debt service requirements in a timely manner and where the market value of the collateral at the time of investment equals or exceeds the amount of the Senior Loan. In addition, the Trust will only acquire Participations if the Selling Participant, and each Intermediate Participant, is a financial institution which meets certain minimum creditworthiness standards.

PRIME INCOME TRUST
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                                                                   FOR THE PERIOD
                                                                                    NOVEMBER 30,
                                                                                       1989*
                                       FOR THE YEAR ENDED SEPTEMBER 30,               THROUGH
                                 ---------------------------------------------     SEPTEMBER 30,
                                   1994         1993        1992        1991            1990
                                 ---------    --------    --------    --------    ----------------
PER SHARE OPERATING
 PERFORMANCE:
Net asset value, beginning of
 period.......................     $ 9.91      $ 9.99      $10.00      $10.00            $10.00
                                 ---------    --------    --------    --------    ----------------
Net investment income.........       0.62        0.55        0.62        0.84              0.74
Net realized and unrealized
 gain (loss) on investments...       0.09       (0.08)      (0.01)      -0-               (0.01)
                                 ---------    --------    --------    --------    ----------------
Total from investment
 operations...................       0.71        0.47        0.61        0.84              0.73
                                 ---------    --------    --------    --------    ----------------
Dividends from net investment
 income.......................      (0.62)      (0.55)      (0.62)      (0.84)            (0.73)
                                 ---------    --------    --------    --------    ----------------
Net asset value, end of
 period.......................     $10.00      $ 9.91      $ 9.99      $10.00            $10.00
                                 ---------    --------    --------    --------    ----------------
                                 ---------    --------    --------    --------    ----------------
TOTAL INVESTMENT RETURN+......       7.32%       4.85%       6.23%       8.77%             7.57%(1)
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (in
 thousands)...................   $305,034     $311,479    $413,497    $479,941         $328,189
Ratios:
  Expenses to average net
   assets.....................       1.60%       1.45%       1.47%       1.52%             1.48%(2)
  Net investment income to
   average net assets.........       6.14%       5.53%       6.14%       8.23%             8.95%(2)
Portfolio turnover rate.......        147%         92%         46%         42%               35%

------------------------------

 *   COMMENCEMENT OF OPERATIONS.
 +   DOES NOT REFLECT THE DEDUCTION OF SALES LOAD.
(1)  NOT ANNUALIZED.
(2)  ANNUALIZED.

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Shareholders and Trustees of Prime Income Trust

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations, of changes in net assets and of cash flows and the financial highlights present fairly, in all material respects, the financial position of Prime Income Trust (the "Trust") at September 30, 1994, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended and for the period November 30, 1989 (commencement of operations) through September 30, 1990, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities owned at September 30, 1994 by correspondence with the custodian, and with respect to senior collateralized loans by correspondence with the selling participants and agent banks, provide a reasonable basis for the opinion expressed above.

As explained in Note 1, the financial statements include senior collateralized loans valued at $277,184,100 (91 percent of net assets), whose values have been determined in accordance with procedures established by the Trustees in the absence of readily ascertainable market values. We have reviewed the procedures which were established by the Trustees in determining the fair values of such senior collateralized loans and have inspected underlying documentation, and, in the circumstances, we believe the procedures are reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, those values determined in accordance with procedures established by the Trustees may differ significantly from the values that would have been used had a ready market for the senior collateralized loans existed, and the differences could be material.

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York
November 10, 1994

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